NEWS RELEASE

Southcross Energy             1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports First Quarter 2014
Financial and Operating Results

DALLAS, Texas, May 7, 2014 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced first quarter 2014 financial and operating results.
First Quarter 2014 Highlights

•	Adjusted EBITDA in the quarter of $12.5 million, slightly above the Partnership’s prior guidance

•	Acquired pipeline assets near Corpus Christi, Texas that are expected to be accretive to distributable cash flow in 2014

•	Commenced construction of the Webb Pipeline to extend Southcross’ rich gas system to the western region of the Eagle Ford

•	Completed a follow-on equity offering of 9.2 million units with net proceeds of approximately $144.7 million

•	Exercised an option under Southcross’ credit agreement to revert the facility size, borrowing rates and certain financial covenants back to their original terms

First Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $12.5 million for the three month period ended March 31, 2014, compared to $4.5 million for the same period in the prior year.

“First quarter 2014 results were in line with our expectations” said David Biegler, Chairman and Chief Executive Officer of Southcross’ general partner. “As we move forward, we are focused on expanding our pipeline system and capturing new gas supply. Our Webb Pipeline construction is ongoing and when completed will reinforce our position as a key midstream link between the prolific Eagle Ford area of rich gas production and the growing Corpus Christi market for natural gas and natural gas liquids.”

Gross operating margin (as defined below) totaled $27.2 million for the three month period ended March 31, 2014, compared to $18.9 million for the same period in the prior year. Net loss was $1.3 million for the three month period ended March 31, 2014, compared to $6.4 million for the same period in the prior year.

Processed gas volumes averaged 246,422 MMBtu/d during the three month period ended March 31, 2014, an increase of 3% compared to 239,757 MMBtu/d during the same period in the prior year. NGLs sold during the three month period ended March 31, 2014 averaged 14,329 barrels per day, an increase of 41% compared to 10,152 barrels per day for the same period in the prior year. Processed gas volumes during the three month period ended March 31, 2014, were approximately 8% less than fourth quarter 2013 volumes and sales volumes of NGLs were approximately 13% lower than fourth quarter 2013 volumes as a result of a previously-disclosed third party contract transporting our rich gas volumes that was not renewed during the quarter.

Capital Expenditures

Growth capital expenditures for the three month period ended March 31, 2014 included spending for our Webb Pipeline and totaled $9.7 million, compared to $48.5 million for the same period in the prior year.

Capital and Liquidity

On February 5, 2014, Southcross completed a public equity offering of 9,200,000 additional common units and received a corresponding capital contribution from its general partner to maintain its 2.0% interest. The net proceeds from the public offering were $144.7 million, which Southcross used to reduce its outstanding debt. As of March 31, 2014, Southcross had $170.9 million in outstanding debt. Southcross was in compliance with all of its debt covenants as of March 31, 2014.

Cash Distributions and Distributable Cash Flow

On April 25, 2014, Southcross announced that it would pay on May 15, 2014 to all unitholders of record on May 9, 2014 a cash distribution of $0.40 per common unit for the three month period ended March 31, 2014. Southcross also announced that it would pay on May 15, 2014, to all Series A convertible preferred unitholders of record on May 9, 2014, a distribution of $0.40 per unit, paid in-kind in the form of additional Series A convertible preferred units.

Distributable cash flow for the three month period ended March 31, 2014 was $8.5 million, compared to $2.0 million for the same period in the prior year.
Conference Call Information

Southcross will hold a conference call on Wednesday, May 7, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its first quarter 2014 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13581342. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and approximately 2,800 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation and unrealized gains/losses on derivative contracts, major litigation net of recoveries, transaction expense, revenue deferral adjustment and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. We define gross operating margin as the sum of contract revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures.

We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:
Southcross Energy Partners, L.P.
Kristin Donnally, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$213,591	$144,250
Expenses:
Cost of natural gas and liquids sold	186,403	125,388
Operations and maintenance	10,861	9,889
Depreciation and amortization	8,528	7,249
General and administrative	6,103	6,041
Loss on asset disposal	4	—
Total expenses	211,899	148,567

Income (loss) from operations	1,692	(4,317)
Interest expense	(2,973)	(2,047)
Loss before income tax expense	(1,281)	(6,364)
Income tax expense	(8)	(18)
Net loss	(1,289)	(6,382)
Series A convertible preferred unit in-kind distribution	(534)	—
Series A preferred unit valuation adjustment to maximum redemption value	33	—
Net loss attributable to partners	(1,790)	(6,382)

General partner's interest in net loss	(26)	(128)
Limited partners' interest in net loss	$(1,764)	$(6,254)

Basic and diluted earnings per unit
Net loss allocated to limited partner common units	$(1,045)	$(3,127)
Weighted average number of limited partner common units outstanding	18,285,220	12,213,713
Loss per common unit	$(0.06)	$(0.26)

Net loss allocated to limited partner subordinated units	$(719)	$(3,127)
Weighted average number of limited partner subordinated units outstanding	12,213,713	12,213,713
Loss per subordinated unit	$(0.06)	$(0.26)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$4,434	$3,349
Trade accounts receivable	65,876	57,669
Prepaid expenses	1,893	3,061
Other current assets	5,493	5,105
Total current assets	77,696	69,184

Property, plant and equipment, net	617,162	575,795
Intangible assets, net	1,554	1,568
Other assets	5,612	5,768
Total assets	$702,024	$652,315

LIABILITIES, PREFERRED UNITS AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$74,517	$62,451
Other current liabilities	5,804	5,344
Total current liabilities	80,321	67,795

Long-term debt	170,850	267,300
Other non-current liabilities	2,081	1,692
Total liabilities	253,252	336,787

Commitments and contingencies

Series A convertible preferred units (1,800,886 and 1,769,915 units issued and outstanding as of March 31, 2014 and December 31, 2013, respectively)	41,005	40,504

Partners' capital:
Common units (23,163,713 and 13,963,713 units authorized; 21,454,119 and 12,253,985 units outstanding as of March 31, 2014 and December 31, 2013, respectively)	304,586	169,141
Subordinated units (12,213,713 units authorized and outstanding as of March 31, 2014 and December 31, 2013)	94,120	99,726
General Partner interest	9,167	6,367
Accumulated other comprehensive loss	(106)	(210)
Total partners' capital	407,767	275,024
Total liabilities, preferred units and partners' capital	$702,024	$652,315

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,289)	$(6,382)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,528	7,249
Unit-based compensation	529	408
Amortization of deferred financing costs	337	267
Loss on asset disposal	4	—
Unrealized gain on financial instruments	(32)	—
Other, net	14	—
Changes in operating assets and liabilities:
Trade accounts receivable	(7,477)	8,648
Prepaid expenses and other current assets	813	1,199
Other non-current assets	(25)	(13)
Accounts payable and accrued liabilities	13,694	(11,725)
Other liabilities	(920)	(1,362)
Net cash provided by (used in) operating activities	14,176	(1,711)
Cash flows from investing activities:
Capital expenditures	(11,087)	(49,203)
Expenditures for assets subject to property damage claims, net of insurance proceeds and deductibles	(693)	(2,825)
Assets acquired	(38,636)	—
Net cash used in investing activities	(50,416)	(52,028)
Cash flows from financing activities:
Proceeds from issuance of common units, net	144,715	—
Borrowings under our credit agreements	62,000	55,000
Repayments under our credit agreements	(158,450)	—
Payments on capital lease obligations	(143)	—
Financing costs	(156)	(519)
Contributions from general partner	3,115	—
Payments of distributions and distribution equivalent rights	(13,755)	(5,982)
LTIP tax withholdings on vested units	(1)	—
Net cash provided by financing activities	37,325	48,499
Net (decrease) increase in cash and cash equivalents	1,085	(5,240)
Cash and cash equivalents — Beginning of period	3,349	7,490
Cash and cash equivalents — End of period	$4,434	$2,250

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2014	2013
Financial data:
Adjusted EBITDA	$12,497	$4,541
Gross operating margin	27,188	18,862

Maintenance capital expenditures	1,363	708
Growth capital expenditures	9,724	48,495

Distributable cash flow	8,511	2,035
Cash distributions declared	13,761	9,973

Operating data:
Average throughput volumes of natural gas (MMBtu/d) (1)	665,339	634,838
Average volume of processed gas (MMBtu/d)	246,422	239,757
Average volume of NGLs sold (Bbls/d)	14,329	10,152

Realized prices on natural gas volumes sold ($/MMBtu)	$5.07	$3.44
Realized prices on NGL volumes sold ($/gallon)	0.96	0.84

(1) Current and historical average throughput volumes of natural gas per day include sales, transportation, fuel and shrink volumes. Historical average throughput volumes of natural gas per day presented previously was based on sales and transportation volume only.

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three months ended
	March 31,
	2014	2013
Reconciliation of gross operating margin to net loss:
Gross operating margin	$27,188	$18,862
Deduct:
Income tax expense	(8)	(18)
Interest expense	(2,973)	(2,047)
Loss on sale of assets	(4)	—
General and administrative expense	(6,103)	(6,041)
Depreciation and amortization expense	(8,528)	(7,249)
Operations and maintenance expense	(10,861)	(9,889)
Net loss	$(1,289)	$(6,382)

	Three months ended
	March 31,
	2014	2013
Reconciliation of net loss to Adjusted EBITDA and distributable cash flow:
Net loss	$(1,289)	$(6,382)
Add (deduct):
Depreciation and amortization expense	8,528	7,249
Interest expense	2,973	2,047
Income tax expense	8	18
Unrealized gain	(32)	—
Revenue deferral adjustment	1,182	—
Unit-based compensation	529	408
Loss on asset disposal	4	—
Major litigation costs, net of recoveries	273	—
Transaction expenses for acquisition	303	—
Other, net	18	—
Expenses associated with significant items	—	1,201
Adjusted EBITDA	$12,497	$4,541
Cash interest, net of capitalized costs	(2,615)	(1,780)
Income tax expense	(8)	(18)
Maintenance capital expenditures	(1,363)	(708)
Distributable cash flow	$8,511	$2,035